*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 20, 2013

COMPETITIVE TECHNOLOGIES, INC. COMPETITIVE TECHNOLOGIES, INC. 1375 KINGS HIGHWAY EAST SUITE 400 FAIRFIELD, CT 06824

Meeting Information

Meeting Type: Annual Meeting

For holders as of: April 26, 2013

Date: June 20, 2013

Time: 10:00 AM EDT

Location:

Norwalk Inn &

Conference Center

99 East Avenue

Norwalk, Connecticut  06851

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting

See the reverse side of this notice to obtain proxy materials and voting  instructions

- Before You Vote -

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement

2. Annual Report

How  to View Online:

Have the information that  is printed  in the  box marked by the arrow → xxxx xxxx xxxx  (located on the following page) and visit: www.proxyvote.com

How  to Request and   Receive a PAPER  or E-MAIL  Copy:

If you want to receive a paper or e-mail copy of these documents,  you must request  one. There is NO charge for requesting a copy. Please choose  one of the following methods  to  make your  request:

1) BY INTERNET:

www.proxyvote.com

2) BY TELEPHONE:

1-800-579-1639

3) BY E-MAIL*:

sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → xxxx xxxx xxxx (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 6, 2013 to facilitate timely delivery.

- How To Vote -

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.  At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow → xxxx xxxx xxxx available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote

FOR the following:

1.

Election of Directors

Nominees

01

Peter   Brennan

02

Rustin R. Howard

03

Robert G. Moussa

04

Carl D. O’Connell

05

Stan K. Yarbro, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.

To ratify the selection of Mayer Hoffman McCann, CPAs as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.

To conduct an advisory vote to approve the compensation of our named executive officer(s).

The Board of Directors recommends you vote 3 YEARS on the following proposal:

4.

To conduct an advisory vote to determine whether a shareholder vote on the compensation of the Company's named executive officer(s) will occur every one, two or three years.

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.